LAZARD LTD REPORTS
SECOND-QUARTER AND FIRST-HALF 2023 RESULTS

Second-quarter operating revenue of $620 million	Asset Management AUM of $239 billion up 11% year-to-date	Financial Advisory second-quarter operating revenue up 26% from first quarter

NEW YORK, July 27, 2023 – Lazard Ltd (NYSE: LAZ) today reported operating revenue1 of $620 million for the quarter ended June 30, 2023. Net income, as adjusted2, was $23 million, or $0.24 per share, diluted, for the quarter. On a U.S. GAAP basis, second-quarter 2023 net loss was $124 million, or $1.41 per share, diluted.

First-half 2023 net loss, as adjusted, was $0.3 million. On a U.S. GAAP Basis, first-half 2023 net loss was $146 million, or $1.68 per share, diluted.

"Lazard’s diversified global business model has proven resilient during the continued challenging market conditions in the second quarter," said Kenneth M. Jacobs, Chairman and Chief Executive Officer of Lazard. "Our Asset Management business is well-positioned, and we believe the M&A market is stabilizing and conditions are set for the beginning of a rebound."

($ in millions, except	Quarter Ended			Six Months Ended
per share data and AUM)	June 30,			June 30,

	2023	2022	%'23-'22	2023	2022	%'23-'22
Net Income (Loss)
U.S. GAAP	($124)	$95	NM	($146)	$209	NM
Per share, diluted	($1.41)	$0.92	NM	($1.68)	$1.97	NM
Adjusted[2]	$23	$96	(76%)	$–	$211	NM
Per share, diluted	$0.24	$0.92	(74%)	$–	$1.97	NM

Operating Revenue[1]
Total operating revenue	$620	$676	(8%)	$1,147	$1,375	(17%)
Financial Advisory	$344	$407	(15%)	$618	$795	(22%)
Asset Management	$267	$266	1%	$532	$577	(8%)

AUM ($ in billions)
Period end	$239	$217	10%
Average	$235	$230	2%	$231	$243	(5%)

Media Contact:	Judi Frost Mackey	+1 212 632 1428	judi.mackey@lazard.com
Investor Contact:	Alexandra Deignan	+1 212 632 6886	alexandra.deignan@lazard.com
Note: Endnotes are on page 5 of this release. A reconciliation of adjusted GAAP to U.S. GAAP is on pages 13-14.

OPERATING REVENUE
Operating revenue was $620 million for the second quarter of 2023, and $1,147 million for the first half of 2023, 8% and 17% lower, respectively, from the comparable 2022 periods.
Financial Advisory
Our Financial Advisory results include Strategic and M&A Advisory, Capital Markets Advisory, Shareholder Advisory, Restructuring and Capital Solutions, Sovereign Advisory, Geopolitical Advisory, and other strategic advisory matters and Capital Raising and Placement.
For the second quarter of 2023, Financial Advisory operating revenue was $344 million, 15% lower than the second quarter of 2022.
For the first half of 2023, Financial Advisory operating revenue was $618 million, 22% lower than the first half of 2022.

During and since the second quarter of 2023, Lazard has been engaged in significant and complex M&A transactions and other strategic advisory assignments globally, including the following (clients are in italics): Lincoln Financial Group’s $28 billion reinsurance transaction with Fortitude Re; Newmont’s $19 billion acquisition of Newcrest; EDF in the implementation of the squeeze-out procedure for the shares and OCEANEs of EDF following the simplified tender offer launched by the French State, valued at €9.7 billion; CVS Health's $10.6 billion acquisition of Oak Street Health; NEOM Green Hydrogen Company’s completion of an $8.4 billion financing for the world’s largest carbon-free green hydrogen plant; Xylem's $7.5 billion acquisition of Evoqua; Affiliate of Lone Star Funds’ €5.2 billion sale of MBCC Group to Sika; NiSource’s $2.4 billion agreement to sell a minority equity interest in NIPSCO to Blackstone Infrastructure Partners; Madison Dearborn Partners' closing of its $2.2 billion continuation fund; Mars' $1.45 billion acquisition of Heska; Insight Partners’ closing of its $1.3 billion continuation fund; Oakley Capital on the closing of its over €1 billion continuation fund for IU Group; Agrofert’s €810 million acquisition of Borealis' nitrogen business; IFF’s $900 million sale of its Savory Solutions Group to PAI Partners; Allen & Overy LLP’s combination with Shearman & Sterling; and Braya Renewable Fuel’s preferred equity investment from Energy Capital Partners.

Lazard has one of the world’s preeminent restructuring and capital solutions practices. During and since the second quarter of 2023, we have been engaged in a broad range of visible and complex restructuring and debt advisory assignments, including debtor roles involving Bed Bath & Beyond, IKKS, Latécoère, Naftogaz, National CineMedia, SiO2 Medical Products and Vroon, and creditor and/or related party roles involving Ansaldo Energia, Endo Pharmaceuticals, Orpea, Party City, SVB Financial Group, Technicolor Creative Studio and Venator.
Our Capital Advisory practice remains active globally, advising on a broad range of public and private assignments. Our Sovereign Advisory practice continues to be active advising governments, sovereign and sub-sovereign entities across developed and emerging markets.
For a list of publicly announced Financial Advisory transactions on which Lazard advised in the second quarter of 2023, or continued to advise or completed since June 30, 2023, please visit our website at www.lazard.com/financial-advisory/transactions/.

Asset Management
In the text portion of this press release, we present our Asset Management results as 1) Management fees and other revenue, and 2) Incentive fees.
For the second quarter of 2023, Asset Management operating revenue was $267 million, 1% higher than the second quarter of 2022. For the first half of 2023, Asset Management operating revenue was $532 million, 8% lower than the first half of 2022.
For the second quarter of 2023, management fees and other revenue was $261 million, 1% higher than the second quarter of 2022, and 1% higher than the first quarter of 2023. For the first half of 2023, management fees and other revenue was $520 million, 5% lower than the first half of 2022.
Average assets under management (AUM) for the second quarter of 2023 was $235 billion, 2% higher than the second quarter of 2022, and 4% higher than the first quarter of 2023. Average AUM for the first half of 2023 was $231 billion, 5% lower than the first half of 2022.
AUM as of June 30, 2023, was $239 billion, 3% higher than March 31, 2023, and 10% higher than June 30, 2022. The sequential change from March 31, 2023 was driven by market appreciation of $8.8 billion, offset by foreign exchange depreciation of $0.6 billion and net outflows of $1.0 billion.
For the second quarter of 2023, incentive fees were $6 million, compared to $7 million for the second quarter of 2022. For the first half of 2023, incentive fees were $11 million, compared to $33 million for the first half of 2022.
OPERATING EXPENSES
Compensation and Benefits
In managing compensation and benefits expense, we focus on annual awarded compensation (cash compensation and benefits plus deferred incentive compensation with respect to the applicable year, net of estimated future forfeitures and excluding charges), a non-GAAP measure. We believe annual awarded compensation reflects the actual annual compensation cost more accurately than the GAAP measure of compensation cost, which includes applicable-year cash compensation and the amortization of deferred incentive compensation principally attributable to previous years’ deferred compensation. We believe that by managing our business using awarded compensation while targeting a consistent deferral policy, we can better manage our compensation costs, increase our flexibility in the future and build shareholder value over time.
For the second quarter of 2023, adjusted compensation and benefits expense1 was $424 million, compared to $395 million for the second quarter of 2022. The adjusted compensation ratio for the second quarter of 2023 was 68.4%, compared to the second-quarter 2022 ratio of 58.5%.
For the first half of 2023, adjusted compensation and benefits expense was $823 million, compared to $804 million for the first half of 2022.
Our goal remains to maintain a compensation-to-operating revenue ratio over the cycle in the mid- to high-50s percentage range on both an awarded and adjusted basis, while targeting a consistent deferral policy.

Non-Compensation Expense
For the second quarter of 2023, adjusted non-compensation expense1 was $144 million, 10% higher than the second quarter of 2022, primarily reflecting increased occupancy costs, as well as higher travel and business development and professional services expenses.
The ratio of adjusted non-compensation expense to operating revenue was 23.2% for the second quarter of 2023, compared to 19.4% for the second quarter of 2022.
Adjusted non-compensation expense for the first half of 2023 was $286 million, 15% higher than the first half of 2022. The ratio of adjusted non-compensation expense to operating revenue for the first half of 2023 was 24.9%, compared to 18.0% for the first half of 2022.
Our goal remains to maintain an adjusted non-compensation expense-to-operating revenue ratio over the cycle of 16% to 20%.
TAXES
The provision for taxes, on an adjusted basis1, was $10 million for the second quarter and a benefit of $0.5 million for the first half of 2023. The effective tax rate on the same basis was 31.2% for the second quarter of 2023 and 67.8% for the first half of 2023, compared to 26.4% and 25.9% for the respective 2022 periods.
CAPITAL MANAGEMENT AND BALANCE SHEET
Our primary capital management goals include managing debt and returning capital to shareholders through dividends and share repurchases.
In the second quarter of 2023, Lazard returned $47 million to shareholders, which included: $43 million in dividends and $4 million in satisfaction of employee tax obligations in lieu of share issuances upon vesting of equity grants.
In the first half of 2023, Lazard returned $234 million to shareholders, which included: $86 million in dividends; $99 million in share repurchases of our common stock; and $49 million in satisfaction of employee tax obligations in lieu of share issuances upon vesting of equity grants.
During the first half of 2023, we repurchased 2.7 million shares. As of June 30, 2023, our remaining share repurchase authorization was $203 million.
On July 26, 2023, Lazard declared a quarterly dividend of $0.50 per share on its outstanding common stock. The dividend is payable on August 18, 2023, to stockholders of record on August 7, 2023.
Lazard’s financial position remains strong. As of June 30, 2023, our cash and cash equivalents were $698 million. Stockholders’ equity related to Lazard’s interests was $360 million.

ENDNOTES
1A non-U.S. GAAP measure. See attached financial schedules and related notes for a detailed explanation of adjustments to corresponding U.S. GAAP results. We believe that presenting our results on an adjusted basis, in addition to the U.S. GAAP results, is the most meaningful and useful way to compare our operating results across periods.
2Second-quarter and first-half 2023 adjusted results1 exclude pre-tax charges of $146.7 million and $167.4 million, respectively, relating to expenses associated with cost-saving initiatives; first-half pre-tax charges of $10.7 million relating to expenses associated with senior management transition, a benefit pursuant to tax receivable agreement obligation (“TRA”) of $40.4 million, and $19.1 million relating to certain asset impairment charges. On a U.S. GAAP basis, these resulted in a net charge of $146.7 million, or $1.65, per share, diluted, for the second quarter, and a net charge of $145.9 million, or $1.66, per share, diluted, for the first half of 2023.

CONFERENCE CALL
Lazard will host a conference call at 8:00 a.m. ET on July 27, 2023, to discuss the company’s financial results for the second quarter of 2023 and first half of 2023. The conference call can be accessed via a live audio webcast available through Lazard’s Investor Relations website at www.lazard.com, or by dialing 1 800-245-3047 (toll-free, U.S. and Canada) or +1 203-518-9765 (outside of the U.S. and Canada), 15 minutes prior to the start of the call. Conference ID: LAZQ223.
A replay of the conference call will be available by 10:00 a.m. ET, July 27, 2023, via the Lazard Investor Relations website at www.lazard.com, or by dialing +1 800-839-4016 (toll-free, U.S. and Canada) or +1 402-220-7240 (outside of the U.S. and Canada).
ABOUT LAZARD
Lazard, one of the world's preeminent financial advisory and asset management firms, operates from 43 cities across 26 countries in North and South America, Europe, Asia and Australia. Celebrating its 175th year, the firm provides advice on mergers and acquisitions, capital markets and other strategic matters, restructuring and capital solutions, and asset management services to corporations, partnerships, institutions, governments and individuals. For more information on Lazard, please visit www.lazard.com. Follow Lazard at @Lazard.
Cautionary Note Regarding Forward-Looking Statements:
This press release contains forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “target,” “goal,” or “continue,” and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our strategies, business plans and initiatives and anticipated trends in our business. These forward-looking statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements.
These factors include, but are not limited to, those discussed in our Annual Report on Form 10-K under Item 1A “Risk Factors,” and also discussed from time to time in our reports on Forms 10-Q and 8-K, including the following:
•A decline in general economic conditions or the global or regional financial markets;
•A decline in our revenues, for example due to a decline in overall mergers and acquisitions (M&A) activity, our share of the M&A market or our assets under management (AUM);
•Losses caused by financial or other problems experienced by third parties;
•Losses due to unidentified or unanticipated risks;
•A lack of liquidity, i.e., ready access to funds, for use in our businesses; and
•Competitive pressure on our businesses and on our ability to retain and attract employees at current compensation levels.
Although we believe the statements reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this release to conform our prior statements to actual results or revised expectations and we do not intend to do so.
Lazard Ltd is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, Lazard and its operating companies use their websites, Lazard’s Twitter account (twitter.com/Lazard) and other social media sites to convey information about their businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information, and the posting of updates of assets under management in various mutual funds, hedge funds and other investment products managed by Lazard Asset Management LLC and Lazard Frères Gestion SAS. Investors can link to Lazard and its operating company websites through www.lazard.com.
***

LAZ-EPE

LAZARD LTD
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(U.S. GAAP)

	Three Months Ended			% Change From
	June 30,	March 31,	June 30,	March 31,	June 30,
($ in thousands, except per share data)	2023	2023	2022	2023	2022

Total revenue	$662,318	$561,911	$660,658	18%	–%
Interest expense	(19,204)	(19,475)	(21,112)
Net revenue	643,114	542,436	639,546	19%	1%
Operating expenses:
Compensation and benefits	572,231	449,967	363,830	27%	57%

Occupancy and equipment	32,800	31,773	29,409
Marketing and business development	28,582	22,762	22,673
Technology and information services	51,370	44,040	42,067
Professional services	21,402	24,326	16,549
Fund administration and outsourced services	28,968	26,576	28,551
Amortization and other acquisition-related costs	95	48	15
Other	17,739	20,303	10,614
Subtotal	180,956	169,828	149,878	7%	21%
Benefit pursuant to tax receivable agreement	–	(40,435)	–
Operating expenses	753,187	579,360	513,708	30%	47%

Operating income (loss)	(110,073)	(36,924)	125,838	NM	NM

Provision (benefit) for income taxes	10,303	(21,725)	34,187	NM	(70%)
Net income (loss)	(120,376)	(15,199)	91,651	NM	NM
Net income (loss) attributable to noncontrolling interests	3,637	6,973	(3,829)
Net income (loss) attributable to Lazard Ltd	($124,013)	($22,172)	$95,480	NM	NM

Attributable to Lazard Ltd Common Stockholders:
Weighted average shares outstanding:
Basic	88,729,654	87,591,852	98,660,173	1%	(10%)
Diluted	88,729,654	87,591,852	102,753,336	1%	(14%)

Net income (loss) per share:
Basic	($1.41)	($0.27)	$0.96	NM	NM
Diluted	($1.41)	($0.27)	$0.92	NM	NM

LAZARD LTD
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(U.S. GAAP)

	Six Months Ended
	June 30,	June 30,
($ in thousands, except per share data)	2023	2022	% Change

Total revenue	$1,224,229	$1,376,802	(11%)
Interest expense	(38,679)	(42,364)
Net revenue	1,185,550	1,334,438	(11%)
Operating expenses:
Compensation and benefits	1,022,198	760,671	34%

Occupancy and equipment	64,573	60,648
Marketing and business development	51,344	36,796
Technology and information services	95,410	79,998
Professional services	45,728	32,578
Fund administration and outsourced services	55,544	58,254
Amortization of intangible assets related to acquisitions	143	30
Other	38,042	19,897
Subtotal	350,784	288,201	22%
Benefit pursuant to tax receivable agreement	(40,435)	—
Operating expenses	1,332,547	1,048,872	27%

Operating income (loss)	(146,997)	285,566	NM

Provision (benefit) for income taxes	(11,422)	72,940	NM
Net income (loss)	(135,575)	212,626	NM
Net income attributable to noncontrolling interests	10,610	3,270
Net income (loss) attributable to Lazard Ltd	($146,185)	$209,356	NM

Attributable to Lazard Ltd Common Stockholders:
Weighted average shares outstanding:
Basic	88,160,753	100,603,724	(12%)
Diluted	88,160,753	105,469,988	(16%)

Net income (loss) per share:
Basic	($1.68)	$2.05	NM
Diluted	($1.68)	$1.97	NM

LAZARD LTD
UNAUDITED CONDENSED CONSOLIDATED
STATEMENT OF FINANCIAL CONDITION
(U.S. GAAP)

	June 30,	December 31,
($ in thousands)	2023	2022

ASSETS

Cash and cash equivalents	$697,756	$1,234,773
Deposits with banks and short-term investments	446,777	779,246
Restricted cash	35,368	625,381
Receivables	674,558	652,758
Investments	690,199	698,977
Property	236,717	250,073
Goodwill and other intangible assets	394,682	377,330
Operating lease right-of-use assets	426,427	431,608
Deferred tax assets	524,053	407,657
Other assets	476,400	394,758

Total Assets	$4,602,937	$5,852,561

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS & STOCKHOLDERS' EQUITY

Liabilities

Deposits and other customer payables	$587,838	$921,834
Accrued compensation and benefits	601,689	735,576
Operating lease liabilities	507,157	513,688
Tax receivable agreement obligation	118,546	191,189
Senior debt	1,688,957	1,687,714
Other liabilities	599,282	543,690
Total liabilities	4,103,469	4,593,691

Commitments and contingencies

Redeemable noncontrolling interests	83,583	583,471

Stockholders' equity

Preferred stock, par value $.01 per share	–	–
Common stock, par value $.01 per share	1,128	1,128
Additional paid-in capital	167,622	167,890
Retained earnings	1,431,181	1,676,713
Accumulated other comprehensive loss, net of tax	(281,886)	(295,854)
Subtotal	1,318,045	1,549,877
Class A common stock held by subsidiaries, at cost	(958,067)	(993,414)
Total Lazard Ltd stockholders' equity	359,978	556,463
Noncontrolling interests	55,907	118,936
Total stockholders' equity	415,885	675,399

Total liabilities, redeemable noncontrolling interests and stockholders' equity	$4,602,937	$5,852,561

LAZARD LTD
SELECTED SUMMARY FINANCIAL INFORMATION (a)
(Non-GAAP - unaudited)

	Three Months Ended			% Change From
	June 30,	March 31,	June 30,	March 31,	June 30,
($ in thousands, except per share data)	2023	2023	2022	2023	2022

Revenues:

Financial Advisory	$344,167	$273,861	$406,792	26%	(15%)
Asset Management	267,058	264,645	265,707	1%	1%
Corporate	8,801	(11,488)	3,412	NM	NM

Operating revenue (b)	$620,026	$527,018	$675,911	18%	(8%)

Expenses:

Adjusted compensation and benefits expense (c)	$424,097	$399,090	$395,407	6%	7%
Ratio of adjusted compensation to operating revenue	68.4%	75.7%	58.5%

Non-compensation expense (d)	$143,677	$142,258	$130,941	1%	10%
Ratio of non-compensation to operating revenue	23.2%	27.0%	19.4%

Earnings:

Earnings (loss) from operations (e)	$52,252	($14,330)	$149,563	NM	(65%)
Operating margin (f)	8.4%	(2.7%)	22.1%

Adjusted net income (loss) (g)	$22,692	($22,948)	$96,108	NM	(76%)

Diluted adjusted net income (loss) per share	$0.24	($0.26)	$0.92	NM	(74%)

Diluted weighted average shares (h)	95,620,902	87,591,852	104,767,897	9%	(9%)

Effective tax rate (i)	31.2%	32.1%	26.4%
This presentation includes non-U.S. GAAP ("non-GAAP") measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Reconciliation of U.S. GAAP to Selected Summary Financial Information and Notes to Financial Schedules.

LAZARD LTD
SELECTED SUMMARY FINANCIAL INFORMATION (a)
(Non-GAAP - unaudited)

	Six Months Ended
	June 30,	June 30,
($ in thousands, except per share data)	2023	2022	% Change

Revenues:

Financial Advisory	$618,028	$794,922	(22%)
Asset Management	531,703	577,488	(8%)
Corporate	(2,687)	2,136	NM

Operating revenue (b)	$1,147,044	$1,374,546	(17%)

Expenses:

Adjusted compensation and benefits expense (c)	$823,187	$804,109	2%
Ratio of adjusted compensation to operating revenue	71.8%	58.5%

Non-compensation expense (d)	$285,935	$248,067	15%
Ratio of non-compensation to operating revenue	24.9%	18.0%

Earnings:

Earnings from operations (e)	$37,922	$322,370	(88%)
Operating margin (f)	3.3%	23.5%

Adjusted net income (loss) (g)	($256)	$210,800	NM

Diluted adjusted net income per share	$–	$1.97	NM

Diluted weighted average shares (h)	88,160,753	106,973,019	(18%)

Effective tax rate (i)	67.8%	25.9%
This presentation includes non-U.S. GAAP ("non-GAAP") measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Reconciliation of U.S. GAAP to Selected Summary Financial Information and Notes to Financial Schedules.

LAZARD LTD
ASSETS UNDER MANAGEMENT ("AUM")
(unaudited)
($ in millions)

	As of			Variance
	June 30,	March 31,	December 31,
	2023	2023	2022	Qtr to Qtr	YTD

Equity:
Emerging Markets	$24,554	$23,692	$21,557	3.6%	13.9%
Global	51,602	49,797	46,861	3.6%	10.1%
Local	51,223	49,887	47,504	2.7%	7.8%
Multi-Regional	57,346	55,252	51,473	3.8%	11.4%
Total Equity	184,725	178,628	167,395	3.4%	10.4%
Fixed Income:
Emerging Markets	9,196	9,164	8,944	0.3%	2.8%
Global	11,347	11,322	11,029	0.2%	2.9%
Local	6,008	6,002	5,352	0.1%	12.3%
Multi-Regional	19,300	18,973	18,061	1.7%	6.9%
Total Fixed Income	45,851	45,461	43,386	0.9%	5.7%
Alternative Investments	3,959	4,111	3,812	(3.7%)	3.9%
Other Alternative Investments	2,713	2,479	—	9.4%	NM
Private Equity	1,387	821	1,038	68.9%	33.6%
Cash Management	705	640	494	10.2%	42.7%
Total AUM	$239,340	$232,140	$216,125	3.1%	10.7%

	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022		2023	2022

AUM - Beginning of Period	$232,140	$252,675		$216,125	$273,739

Net Flows (j)	(997)	(4,649)		2,002	(11,174)
Market and foreign exchange
appreciation (depreciation)	8,197	(31,400)		21,213	(45,939)

AUM - End of Period	$239,340	$216,626		$239,340	$216,626

Average AUM	$235,352	$230,162		$231,110	$243,263

% Change in average AUM	2.3%			(5.0%)

Note: Average AUM generally represents the average of the monthly ending AUM balances for the period.

LAZARD LTD
RECONCILIATION OF U.S. GAAP TO SELECTED SUMMARY FINANCIAL INFORMATION (a)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
($ in thousands, except per share data)	2023	2023	2022	2023	2022

Operating Revenue
Net revenue - U.S. GAAP Basis	$643,114	$542,436	$639,546	$1,185,550	$1,334,438

Adjustments:
Revenue related to noncontrolling interests (k)	(6,237)	(10,823)	(660)	(17,060)	(11,455)
(Gains) losses related to Lazard Fund Interests ("LFI") and other similar arrangements	(9,675)	(16,453)	35,098	(26,128)	49,421
Distribution fees, reimbursable deal costs, bad debt expense and other (l)	(26,338)	(26,681)	(17,083)	(53,019)	(35,905)
Asset impairment charges (m)	—	19,129	—	19,129	—
Interest expense	19,162	19,410	19,010	38,572	38,047

Operating revenue, as adjusted (b)	$620,026	$527,018	$675,911	$1,147,044	$1,374,546

Compensation and Benefits Expense
Compensation and benefits expense - U.S. GAAP Basis	$572,231	$449,967	$363,830	$1,022,198	$760,671

Adjustments:
(Charges) credits pertaining to LFI and other similar arrangements	(9,675)	(16,453)	35,098	(26,128)	49,421
Expenses associated with cost-saving initiatives (n)	(136,608)	(20,740)	—	(157,348)	—
Expenses associated with senior management transition (o)	—	(10,674)	—	(10,674)	—
Compensation related to noncontrolling interests (k)	(1,851)	(3,010)	(3,521)	(4,861)	(5,983)

Compensation and benefits expense, as adjusted (c)	$424,097	$399,090	$395,407	$823,187	$804,109

Non-Compensation Expense
Non-compensation expense - Subtotal - U.S. GAAP Basis	$180,956	$169,828	$149,878	$350,784	$288,201

Adjustments:
Expenses associated with cost-saving initiatives (n)	(10,097)	—	—	(10,097)	—
Expenses related to office space reorganization (p)	—	—	(871)	—	(1,995)
Distribution fees, reimbursable deal costs, bad debt expense and other (l)	(26,338)	(26,681)	(17,083)	(53,019)	(35,905)
Amortization and other acquisition-related costs	(95)	(48)	(15)	(143)	(30)
Non-compensation expense related to noncontrolling interests (k)	(749)	(841)	(968)	(1,590)	(2,204)

Non-compensation expense, as adjusted (d)	$143,677	$142,258	$130,941	$285,935	$248,067

Pre-Tax Income and Earnings From Operations
Operating Income (Loss) - U.S. GAAP Basis	($110,073)	($36,924)	$125,838	($146,997)	$285,566

Adjustments:
Benefit pursuant to tax receivable agreement obligation ("TRA") (q)	—	(40,435)	—	(40,435)	—
Asset impairment charges (m)	—	19,129	—	19,129	—
Expenses associated with cost-saving initiatives (n)	146,705	20,740	—	167,445	—
Expenses associated with senior management transition (o)	—	10,674	—	10,674	—
Expenses related to office space reorganization (p)	—	—	871	—	1,995
Net income (loss) related to noncontrolling interests (k)	(3,637)	(6,973)	3,829	(10,610)	(3,270)
Pre-tax income (loss), as adjusted	32,995	(33,789)	130,538	(794)	284,291
Interest expense	19,162	19,410	19,010	38,572	38,047
Amortization and other acquisition-related costs	95	49	15	144	32
Earnings (loss) from operations, as adjusted (e)	$52,252	($14,330)	$149,563	$37,922	$322,370

Net Income attributable to Lazard Ltd
Net income (loss) attributable to Lazard Ltd - U.S. GAAP Basis	($124,013)	($22,172)	$95,480	($146,185)	$209,356
Adjustments:
Benefit pursuant to tax receivable agreement obligation ("TRA") (q)	—	(40,435)	—	(40,435)	—
Asset impairment charges (m)	—	19,129	—	19,129	—
Expenses associated with cost-saving initiatives (n)	146,705	20,740	—	167,445	—
Expenses associated with senior management transition (o)	—	10,674	—	10,674	—
Expenses related to office space reorganization (p)	—	—	871	—	1,995
Tax benefit allocated to adjustments	—	(10,884)	(243)	(10,884)	(551)

Net income (loss), as adjusted (g)	$22,692	($22,948)	$96,108	($256)	$210,800

Diluted Weighted Average Shares Outstanding
Diluted Weighted Average Shares Outstanding - U.S. GAAP Basis	88,729,654	87,591,852	102,753,336	88,160,753	105,469,988
Adjustment: participating securities including profits interest participation rights and other	6,891,248	—	2,014,561	—	1,503,031

Diluted Weighted Average Shares Outstanding, as adjusted (h)	95,620,902	87,591,852	104,767,897	88,160,753	106,973,019

Diluted net income (loss) per share:
U.S. GAAP Basis	($1.41)	($0.27)	$0.92	($1.68)	$1.97
Non-GAAP Basis, as adjusted	$0.24	($0.26)	$0.92	$–	$1.97
This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Notes to Financial Schedules.

See Notes to Financial Schedules

LAZARD LTD
RECONCILIATION OF NON-COMPENSATION U.S. GAAP TO ADJUSTED (a)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
($ in thousands)	2023	2023	2022	2023	2022

Non-compensation expense - U.S. GAAP Basis:
Occupancy and equipment	$32,800	$31,773	$29,409	$64,573	$60,648
Marketing and business development	28,582	22,762	22,673	51,344	36,796
Technology and information services	51,370	44,040	42,067	95,410	79,998
Professional services	21,402	24,326	16,549	45,728	32,578
Fund administration and outsourced services	28,968	26,576	28,551	55,544	58,254
Amortization and other acquisition-related costs	95	48	15	143	30
Other	17,739	20,303	10,614	38,042	19,897
Non-compensation expense - Subtotal - U.S. GAAP Basis	$180,956	$169,828	$149,878	$350,784	$288,201

Non-compensation expense - Adjustments:
Occupancy and equipment (k) (n) (p)	($878)	($61)	($932)	($939)	($2,115)
Marketing and business development (k) (l) (n)	(5,164)	(2,728)	(2,043)	(7,892)	(3,268)
Technology and information services (k) (l) (n)	(7,436)	(73)	(61)	(7,509)	(91)
Professional services (k) (l) (n) (p)	(1,989)	(1,402)	(403)	(3,391)	(1,141)
Fund administration and outsourced services (k) (l)	(17,282)	(14,979)	(15,680)	(32,261)	(32,192)
Amortization and other acquisition-related costs	(95)	(48)	(15)	(143)	(30)
Other (k) (l) (n) (p)	(4,435)	(8,279)	197	(12,714)	(1,297)
Subtotal Non-compensation adjustments	($37,279)	($27,570)	($18,937)	($64,849)	($40,134)

Non-compensation expense, as adjusted:
Occupancy and equipment	$31,922	$31,712	$28,477	$63,634	$58,533
Marketing and business development	23,418	20,034	20,630	43,452	33,528
Technology and information services	43,934	43,967	42,006	87,901	79,907
Professional services	19,413	22,924	16,146	42,337	31,437
Fund administration and outsourced services	11,686	11,597	12,871	23,283	26,062
Amortization and other acquisition-related costs	—	—	—	—	—
Other	13,304	12,024	10,811	25,328	18,600
Non-compensation expense, as adjusted (d)	$143,677	$142,258	$130,941	$285,935	$248,067

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Notes to Financial Schedules.

See Notes to Financial Schedules

LAZARD LTD
Notes to Financial Schedules

(a)	Selected Summary Financial Information are non-GAAP measures. Lazard believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides a meaningful and useful basis for comparison of its operating results across periods.

(b)	A non-GAAP measure which excludes (i) revenue related to noncontrolling interests (see (k) below), (ii) (gains) losses related to the changes in the fair value of investments held in connection with Lazard Fund Interests and other similar deferred compensation arrangements for which a corresponding equal amount is excluded from compensation & benefits expense, (iii) revenue related to distribution fees, reimbursable deal costs in accordance with the revenue recognition guidance, bad debt expense, and other (see (l) below), (iv) for the six month period ended June 30, 2023 and for the three month period ended March 31, 2023, asset impairment charges (see (m) below), and (v) interest expense primarily related to corporate financing activities.

(c)	A non-GAAP measure which excludes (i) (charges) credits related to the changes in the fair value of the compensation liability recorded in connection with Lazard Fund Interests and other similar deferred compensation arrangements, (ii) for the three and six month periods ended June 30, 2023 and for the three month period ended March 31, 2023, expenses associated with cost-saving initiatives (see (n) below), (iii) for the six month period ended June 30, 2023 and for the three month period ended March 31, 2023, expenses associated with senior management transition (see (o) below), and (iv) compensation and benefits related to noncontrolling interests (see (k) below).

(d)	A non-GAAP measure which excludes (i) for the three and six month periods ended June 30, 2023, expenses associated with cost-saving initiatives, (ii) for the three and six month periods ended June 30, 2022, expenses related to office space reorganization (see (p) below), (iii) expenses related to distribution fees, reimbursable deal costs in accordance with the revenue recognition guidance, bad debt expense, and other (see (l) below), (iv) amortization and other acquisition-related costs, and (v) expenses related to noncontrolling interests (see (k) below).

(e)	A non-GAAP measure which excludes (i) for the six month period ended June 30, 2023 and for the three month period ended March 31, 2023, a benefit pursuant to tax receivable agreement obligation ("TRA") (see (q) below), (ii) for the six month period ended June 30, 2023 and for the three month period ended March 31, 2023, asset impairment charges (see (m) below), (iii) for the three and six month period ended June 30, 2023 and for the three month period ended March 31, 2023, expenses associated with cost-saving initiatives (see (n) below), (iv) for the six month period ended June 30, 2023 and for the three month period ended March 31, 2023, expenses associated with senior management transition (see (o) below), (v) for the three month and six month periods ended June 30, 2022, expenses related to office space reorganization (see (p) below), (vi) net revenue and expenses related to noncontrolling interests (see (k) below), (vii) interest expense primarily related to corporate financing activities, and (viii) amortization and other acquisition-related costs.

(f)	Represents earnings from operations as a percentage of operating revenue, and is a non-GAAP measure.

(g)	A non-GAAP measure which excludes (i) for the six month period ended June 30, 2023 and for the three month period ended March 31, 2023, a benefit pursuant to tax receivable agreement obligation ("TRA") (see (q) below), (ii) for the six month period ended June 30, 2023 and for the three month period ended March 31, 2023, asset impairment charges (see (m) below), (iii) for the three and six month periods ended June 30, 2023 and for the three month period ended March 31, 2023, expenses associated with cost-saving initiatives (see (n) below), (iv) for the six month period ended June 30, 2023 and for the three month period ended March 31, 2023, expenses associated with senior management transition (see (o) below), and (v) for the three and six month periods ended June 30, 2022, expenses related to office space reorganization (see (p) below), net of tax benefits.

(h)	A non-GAAP measure which includes units of the long-term incentive compensation program consisting of profits interest participation rights, which are equity incentive awards that, subject to certain conditions, may be exchanged for shares of our common stock. Certain profits interest participation rights and other participating securities may be excluded from the computation of outstanding stock equivalents for U.S. GAAP net income per share. In addition, for the three month period ended June 30, 2023, includes dilutive effect of weighted average number of incremental shares of common stock issuable from share-based incentive compensation.

(i)	Effective tax rate is a non-GAAP measure based upon the U.S. GAAP rate with adjustments for the tax applicable to the non-GAAP adjustments to operating income, generally based upon the effective marginal tax rate in the applicable jurisdiction of the adjustments. The computation is based on a quotient, the numerator of which is the provision (benefit) for income taxes of $10,303, ($10,841), and $34,430 for the three month periods ended June 30, 2023, March 31, 2023, and June 30, 2022, respectively, ($538) and $73,491 for the six month periods ended June 30, 2023 and 2022 and the denominator of which is pre-tax income (loss) of $32,995, ($33,789), and $130,538 for the three month periods ended June 30, 2023, March 31, 2023, and June 30, 2022, respectively, ($794) and $284,291 for the six month periods ended June 30, 2023 and 2022.

(j)	For the six month period ended June 30, 2023, includes approximately $3.9 billion of net flows related to a wealth management acquisition.

(k)	Noncontrolling interests include revenue and expenses principally related to Edgewater, ESC Funds and a Special Purpose Acquisition Company.

(l)	Represents certain distribution, introducer and management fees paid to third parties and reimbursable deal costs for which an equal amount is excluded from both non-GAAP operating revenue and non-compensation expense, respectively, and excludes bad debt expense, which represents fees and other receivables that are deemed uncollectible.

(m)	Represents certain asset impairment charges.

(n)	Represents expenses associated with cost-saving initiatives including closing certain offices over the course of 2023.

(o)	Represents expenses associated with senior management transition reflecting the departure of certain executive officers.

(p)	Represents building depreciation and other costs related to office space reorganization.

(q)	Pursuant to the periodic revaluation of the TRA liability and the assumptions reflected in the estimate, the revaluation had the effect of reducing the estimated liability under the TRA. As a result, the Company recorded a “benefit pursuant to tax receivable agreement” of $40,435 for the six month period ended June 30, 2023.

NM	Not meaningful